UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 4, 2023

Kinetik Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38048	81-4675947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2700 Post Oak Blvd., Suite 300 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(713) 621-7330

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 4, 2023, Kinetik Holdings Inc. (the “Company”) issued a news release announcing that, subject to market conditions, the Company’s subsidiary, Kinetik Holdings LP (“Kinetik LP”), intends to commence a private offering (the “Notes Offering”) of $500 million aggregate principal amount of Sustainability-Linked Senior Notes due 2028 (the “Notes”). Kinetik LP intends to use the net proceeds from the Notes Offering, together with cash on hand and borrowings under its revolving credit facility, to repay a portion of the outstanding borrowings under its existing term loan credit facility (the “Term Loan Credit Facility”). A copy of the news release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On December 4, 2023, in connection with the Notes Offering, the Company provided certain updated disclosures to potential investors, the relevant excerpts of which are set forth below.

***

Kinetik LP has obtained approvals from the lenders party to its Term Loan Credit Facility with PNC Bank, National Association, as administrative agent, and the lenders party thereto to enter into a First Amendment (the “First Amendment”) to the Term Loan Credit Facility concurrently with the closing of this offering. The First Amendment will amend certain provisions of the Term Loan Credit Facility, including extending the maturity date thereunder to June 8, 2026, effective upon the prepayment of loans under the Term Loan Credit Facility in an aggregate principal amount of no less than $500,000,000. Kinetik LP intends to use the net proceeds from this offering, together with cash on hand and borrowings under the revolving credit facility, to repay a portion of the outstanding borrowings under the Term Loan Credit Facility. In addition, Kinetik LP expects the First Amendment to provide that, at such time as no more than $1,000,000,000 aggregate principal amount of loans under the Term Loan Credit Facility remain outstanding, the maturity date will be automatically further extended to December 8, 2026, subject to customary conditions. There is no guarantee that the First Amendment will be entered into on the anticipated terms, timeframe, or at all. The closing of the Notes Offering is not conditioned on the closing of the First Amendment and will be consummated regardless of whether the First Amendment becomes effective.

***

As of November 30, 2023, cash and cash equivalents was approximately $2.7 million.

As of November 30, 2023, outstanding borrowings under the revolving credit facility were $604 million and undrawn availability under the revolving credit facility was $633 million.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description

99.1	Press Release, dated December 4, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2023

KINETIK HOLDINGS INC.

By:	/s/ Todd Carpenter
Name:	Todd Carpenter
Title:	General Counsel, Assistant Secretary and Chief Compliance Officer

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